                                                                      Exhibit 99

KIRKLAND & ELLIS LLP
Citigroup Center
153 East 53rd Street
New York, New York 10022-4675
Telephone: (212) 446-4800
Facsimile: (212) 446-4900
Richard M. Cieri (RC-6062)
Jonathan S. Henes (JH-1979)

Attorneys for the Debtors and Debtors in Possession

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x
                                        :
In re                                   :
                                        :
SOLUTIA INC., ET AL.,                   :     Chapter 11
                                        :
         Debtors.                       :     Case No. 03-17949 (PCB)
                                        :
----------------------------------------x     (Jointly Administered)

THIS MONTHLY OPERATING STATEMENT APPLIES TO:

|X| All Debtors                           | | Axio Research Corporation

| | Solutia Inc.                          | | Solutia Investments, LLC

| | Solutia Business Enterprises, Inc.    | | Beamer Road Management Company

| | Solutia Systems, Inc.                 | | Monchem, Inc.

| | Solutia Overseas, Inc.                | | Solutia Inter-America, Inc.

| | CPFilms Inc.                          | | Solutia International Holding, LLC

| | Solutia Management Company, Inc.      | | Solutia Taiwan, Inc.

| | Monchem International, Inc.           | | Solutia Greater China, Inc.

                       MONTHLY OPERATING STATEMENT FOR THE
                             MONTH OF JUNE 2006 (1)
                       -----------------------------------

(1) The information contained in the Debtors' monthly operating report (the "MOR") is unaudited and is limited to the time period indicated and is presented in a format prescribed by the bankruptcy court. The MOR does not purport to represent financial statements prepared in accordance with GAAP nor is it intended to fully reconcile to the financial statements filed by Solutia Inc. with the Securities and Exchange Commission. Additionally, while every effort has been made to assure its accuracy and completeness, errors or omissions may have inadvertently occurred and the Debtors reserve the right to amend their MOR as necessary.

UNITED STATES BANKRUPTCY COURT
SOUTHERN DISTRICT OF NEW YORK

----------------------------------------x

                                        :
In re                                   :     Chapter 11
                                        :
SOLUTIA INC., ET AL.,                   :     Case No. 03-17949 (PCB)
                                        :
         Debtors.                       :     (Jointly Administered)
                                        :
----------------------------------------x

                       MONTHLY OPERATING STATEMENT FOR THE
                               MONTH OF JUNE 2006
                       -----------------------------------

DEBTORS' ADDRESS:                   575 Maryville Centre Dr.
                                    St. Louis, MO 63141

DEBTORS' ATTORNEY:                  KIRKLAND & ELLIS LLP
                                    Richard M. Cieri (RC-6062)
                                    Jonathan S. Henes (JH-1979)
                                    Citigroup Center
                                    153 East 53rd Street
                                    New York, New York 10022-4675

CURRENT MONTH NET INCOME ($M):      $ 25

REPORT PREPARER:                    Timothy J. Spihlman

THIS OPERATING STATEMENT MUST BE SIGNED BY A REPRESENTATIVE OF THE DEBTORS

The undersigned, having reviewed the attached report and being familiar with the Debtors' financial affairs verifies, under penalty of perjury, that the information contained herein is complete, accurate and truthful to the best of my knowledge.

DATE:   July 31, 2006                        /s/ Timothy J. Spihlman
                                            ------------------------
                                            Timothy J. Spihlman
                                            Vice President and Controller

Indicate if this is an amended statement by checking here: _______

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                         MONTHLY DISBURSEMENTS BY DEBTOR
                           For the Month of June 2006

-------------------------------------------------------------------

Solutia Inc.                                       $ 240,020,733.94
-------------------------------------------------------------------

Solutia Business Enterprises, Inc.*                $ --
-------------------------------------------------------------------

Solutia Systems, Inc.                              $ 22,000.00
-------------------------------------------------------------------

Solutia Overseas, Inc. *                           $ --
-------------------------------------------------------------------

CPFilms Inc.                                       $ 10,909,984.64
-------------------------------------------------------------------

Solutia Management Company, Inc. *                 $ --
-------------------------------------------------------------------

Monchem International, Inc. *                      $ --
-------------------------------------------------------------------

Axio Research Corporation *                        $ --
-------------------------------------------------------------------

Solutia Investments, LLC *                         $ --
-------------------------------------------------------------------

Beamer Road Management Company *                   $ --
-------------------------------------------------------------------

Monchem, Inc. *                                    $ --
-------------------------------------------------------------------

Solutia Inter-America, Inc.                        $ 350.00
-------------------------------------------------------------------

Solutia International Holding, LLC *               $--
-------------------------------------------------------------------

Solutia Taiwan, Inc.                               $ 19,783.61
-------------------------------------------------------------------

Solutia Greater China, Inc. *                      $ --
-------------------------------------------------------------------

* These non-operating debtors had no constructive disbursements made on their behalf.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                             STATEMENT ON INSURANCE
                           For the Month of June 2006

      All insurance policy premiums due, including those for workers compensation and disability insurance, have been paid and all the policies remain in effect.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                                 SOLUTIA GROUP*
                STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                     MONTH ENDED     SIX MONTHS ENDED
                                                    JUNE 30, 2006     JUNE 30, 2006
                                                   ---------------   ----------------
TOTAL NET SALES                                        $    275          $  1,443
TOTAL COST OF GOODS SOLD                                    233             1,259
                                                       --------          --------
GROSS PROFIT                                                 62               204

TOTAL MAT EXPENSE                                            24               136
AMORTIZATION EXPENSE                                         --                 1

                                                       --------          --------
OPERATING INCOME                                             38                67

EQUITY EARNINGS FROM AFFILIATES                               4                21
INTEREST EXPENSE                                             (9)              (50)
OTHER INCOME (EXPENSE), NET                                  (1)                7
LOSS ON DEBT MODIFICATION                                    --                (8)

REORGANIZATION ITEMS:
   Professional fees                                         (5)              (27)
   Employee severance and retention costs                    --                (3)
   Adjustment to allowed claim amounts                        1                 2
   Other                                                     (1)               (4)
                                                       --------          --------
                                                             (5)              (32)

                                                       --------          --------
INCOME BEFORE TAXES                                          27                 5
Income tax expense                                           --                 7
                                                       --------          --------
INCOME (LOSS) FROM CONTINUING OPERATIONS                     27                (2)
Income from discontinued operations, net of tax               5                 8
                                                       --------          --------
NET INCOME                                             $     32          $      6
                                                       ========          ========

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                                 SOLUTIA GROUP*
            STATEMENT OF CONSOLIDATED FINANCIAL POSITION (UNAUDITED)
                               AS OF JUNE 30, 2006

                                                                     (Dollars in
                               ASSETS                                  millions)
                               ------                                -----------

Cash                                                                        265
Trade Receivables, net                                                      347
Inventories                                                                 263
Other Current Assets                                                        119
Assets of Discontinued Operations                                            84
                                                                      ---------
TOTAL CURRENT ASSETS                                                      1,078
Property, Plant and Equipment, net                                          772
Investments in Affiliates                                                   213
Intangible Assets, net                                                      121
Other Assets                                                                105
                                                                      ---------
TOTAL ASSETS                                                          $   2,289
                                                                      =========

                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------

Accounts Payable                                                      $     197
Short Term Debt                                                             700
Other Current Liabilities                                                   245
Liabilities of Discontinued Operations                                       30
                                                                      ---------
TOTAL CURRENT LIABILITIES                                                 1,172
Long-Term Debt                                                              210
Other Long-Term Liabilities                                                 260
                                                                      ---------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                               1,642
LIABILITIES SUBJECT TO COMPROMISE                                         2,084
SHAREHOLDERS' DEFICIT                                                    (1,437)
                                                                      ---------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                             $   2,289
                                                                      =========

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                                                   SOLUTIA INC., ET. AL.,
                                      Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                  (Debtors in Possession)

                                                       SOLUTIA GROUP*
                                      STATEMENT OF CONSOLIDATED CASH FLOWS (UNAUDITED)
                                                   (DOLLARS IN MILLIONS)


                                                                                            MONTH ENDED    SIX MONTHS ENDED
                                                                                           JUNE 30, 2006    JUNE 30, 2006
                                                                                          ---------------  ----------------
NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES:
     Net income                                                                               $     32        $      6
     Income from discontinued operations, net of tax                                                (5)             (8)
     Depreciation and amortization                                                                  10              57
     Restructuring expenses and other unusual items                                                (19)             (1)
     Changes in assets and liabilities:
      Trade receivables                                                                            (26)           (102)
      Inventories                                                                                   16              (3)
      Accounts payable                                                                              (1)            (14)
      Other assets and liabilities                                                                   1             (30)
                                                                                              --------        --------
     NET CASH PROVIDED BY (USED IN) BEFORE REORGANIZATION ITEMS-CONTINUING OPERATIONS                8             (95)
     NET CASH PROVIDED BY (USED IN) BEFORE REORGANIZATION ITEMS-DISCONTINUED OPERATIONS             (2)              2
                                                                                              --------        --------
     NET CASH PROVIDED BY (USED IN) BEFORE REORGANIZATION ITEMS                                      6             (93)

     OPERATING CASH FLOWS - REORGANIZATION ITEMS - CONTINUING OPERATIONS:
      Professional services fees                                                                    (6)            (27)
      Employee severance and retention payments                                                     --              (2)
      Other                                                                                         --              (2)
                                                                                              --------        --------
         NET CASH USED IN REORGANIZATION ITEMS-CONTINUING OPERATIONS                                (6)            (31)

            NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES-CONTINUING OPERATIONS                2            (126)
            NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES-DISCONTUNUED OPERATIONS             (2)              2
                                                                                              --------        --------
            NET CASH PROVIDED BY (USED IN) OPERATING ACTIVITIES                                     --            (124)
                                                                                              ========        ========

NET CASH USED IN INVESTING ACTIVITIES:
     Property, plant and equipment purchases                                                        (5)            (41)
     Acquisition and Investment Payments                                                            --             (16)
                                                                                              --------        --------
         NET CASH USED IN INVESTING ACTIVITIES-CONTINUING OPERATIONS                                (5)            (57)
         NET CASH USED IN INVESTING ACTIVITIES-DISCONTINUED OPERATIONS                              --              (2)
                                                                                              --------        --------
         NET CASH USED IN INVESTING ACTIVITIES-TOTAL                                                (5)            (59)
                                                                                              ========        ========

NET CASH PROVIDED BY FINANCING ACTIVITIES:
     Net change in short-term debt obligations                                                      --             350
     Deferred debt issuance costs                                                                   --              (9)
                                                                                              --------        --------
         NET CASH PROVIDED BY FINANCING ACTIVITIES                                                  --             341
                                                                                              ========        ========

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS                                                (5)            158
CASH AND CASH EQUIVALENTS, BEGINNING OF PERIOD                                                     270             107
                                                                                              --------        --------
CASH AND CASH EQUIVALENTS, END OF PERIOD                                                      $    265        $    265
                                                                                              ========        ========

See Accompanying Notes to Consolidated Financial Statements.

* Includes non-U.S. subsidiaries of the Solutia Inc. corporate organization that did not commence Chapter 11 cases.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                           SOLUTIA CHAPTER 11 DEBTORS
                STATEMENT OF CONSOLIDATED OPERATIONS (UNAUDITED)
                              (DOLLARS IN MILLIONS)

                                                MONTH ENDED     SIX MONTHS ENDED
                                               JUNE 30, 2006     JUNE 30, 2006
                                              ---------------   ----------------
TOTAL NET SALES                                   $    229          $  1,190
TOTAL COST OF GOODS SOLD                               182             1,063
                                                  --------          --------
GROSS PROFIT                                            47               127

TOTAL MAT EXPENSE                                       19               109

                                                  --------          --------
OPERATING INCOME                                        28                18

EQUITY EARNINGS FROM AFFILIATES                          4                23
INTEREST EXPENSE, NET                                   (8)              (39)
OTHER INCOME, NET                                        5                20
LOSS ON DEBT MODIFICATION                               --                (8)

REORGANIZATION ITEMS:
  Professional fees                                     (5)              (27)
  Employee severance and retention costs                --                (3)
  Adjustment to allowed claim amounts                    1                 2
  Other                                                 (1)               (4)
                                                  --------          --------
                                                        (5)              (32)

                                                  --------          --------
INCOME (LOSS) BEFORE TAXES                              24               (18)
Income tax expense (benefit)                            (1)                1
                                                  --------          --------
NET INCOME (LOSS)                                 $     25          $    (19)
                                                  ========          ========

See Accompanying Notes to Consolidated Financial Statements.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                           SOLUTIA CHAPTER 11 DEBTORS
            STATEMENT OF CONSOLIDATED FINANCIAL POSITION (UNAUDITED)
                               AS OF JUNE 30, 2006

                                                                     (Dollars in
                                ASSETS                                 millions)
                                ------                               -----------

Cash                                                                   $    156
Trade Receivables, net                                                      201
Account Receivables-Unconsolidated Subsidiaries                              55
Inventories                                                                 167
Other Current Assets                                                         77
Assets of Discontinued Operations                                            --
                                                                       --------
TOTAL CURRENT ASSETS                                                        656
Property, Plant and Equipment, net                                          658
Investments in Subsidaries and Affiliates                                   580
Intangible Assets, net                                                      100
Other Assets                                                                 59
                                                                       --------
TOTAL ASSETS                                                           $  2,053
                                                                       ========

                LIABILITIES AND SHAREHOLDERS' DEFICIT
                -------------------------------------

Accounts Payable                                                       $    156
Short Term Debt                                                             650
Other Current Liabilities                                                   184
Liabilities of Discontinued Operations                                        1
                                                                       --------
TOTAL CURRENT LIABILITIES                                                   991
Other Long-Term Liabilities                                                 193
                                                                       --------
TOTAL LIABILITIES NOT SUBJECT TO COMPROMISE                               1,184
LIABILITIES SUBJECT TO COMPROMISE                                         2,191
SHAREHOLDERS' DEFICIT                                                    (1,322)
                                                                       --------
TOTAL LIABILITIES & SHAREHOLDERS' DEFICIT                              $  2,053
                                                                       ========

See Accompanying Notes to Consolidated Financial Statements.

                             SOLUTIA INC., ET. AL.,
                 Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                             (Debtors in Possession)

                   NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1. NATURE OF OPERATIONS AND BANKRUPTCY PROCEEDINGS

Nature of Operations

      Solutia Inc., together with its subsidiaries (referred to herein as "Solutia", the "Solutia Group" or the "Company"), is a global manufacturer and marketer of a variety of high-performance chemical-based materials. Solutia is a world leader in performance films for laminated safety glass and after-market applications; specialty products such as water treatment chemicals, heat transfer fluids and aviation hydraulic fluids; and an integrated family of nylon products including high-performance polymers and fibers.

      Prior to September 1, 1997, Solutia was a wholly-owned subsidiary of the former Monsanto Company (now known as Pharmacia Corporation, a wholly-owned subsidiary of Pfizer, Inc. ("Pharmacia")). On September 1, 1997, Pharmacia distributed all of the outstanding shares of common stock of Solutia as a dividend to Pharmacia stockholders (the "Solutia Spinoff"). As a result of the Solutia Spinoff, on September 1, 1997, Solutia became an independent publicly held company and its operations ceased to be owned by Pharmacia. A net deficiency of assets of $113 million resulted from the spinoff.

Proceedings Under Chapter 11 of the Bankruptcy Code

      On December 17, 2003, Solutia Inc. and its 14 U.S. subsidiaries (the "Debtors") filed voluntary petitions for reorganization under Chapter 11 of the U.S. Bankruptcy Code (the "Chapter 11 Cases") in the U.S. Bankruptcy Court for the Southern District of New York (the "Bankruptcy Court"). The cases were consolidated for the purpose of joint administration and were assigned case number 03-17949 (PCB). Solutia's subsidiaries outside the United States were not included in the Chapter 11 filing.

      The filing was made to restructure Solutia's balance sheet by reducing indebtedness to appropriate levels, to streamline operations and to reduce costs, in order to allow Solutia to emerge from Chapter 11 as a viable going concern, and to obtain relief from the negative financial impact of liabilities for litigation, environmental remediation and certain post-retirement benefits (the "Legacy Liabilities") and liabilities under operating contracts, all of which were assumed at the time of the Solutia Spinoff. These factors, combined with the weakened state of the chemical manufacturing sector, general economic conditions and continuing high, volatile energy and crude oil costs have been an obstacle to Solutia's financial stability and success.

      Under Chapter 11, Solutia is operating its businesses as a debtor-in-possession ("DIP") under court protection from creditors and claimants. Since the Chapter 11 filing, orders sufficient to enable Solutia to conduct normal business activities, including the approval of Solutia's DIP financing, have been entered by the Bankruptcy Court. While Solutia is subject to Chapter 11, all transactions not in the ordinary course of business require the prior approval of the Bankruptcy Court.

      On January 16, 2004, pursuant to authorization from the Bankruptcy Court, Solutia entered into a $525 million DIP credit facility. This DIP facility consisted of (i) a $50 million multiple draw term loan;

(ii) a $300 million single draw term loan, which was drawn in full on the effective date of the facility; and (iii) a $175 million borrowing-based revolving credit facility, which includes a $150 million letter of credit subfacility. The DIP credit facility was subsequently amended on March 1, 2004, July 20, 2004 and June 1, 2005. A fourth amendment was entered into on March 17, 2006, all with Bankruptcy Court approval. The fourth amendment, among other things, (i) increased the DIP facility from $525 million to $825 million; (ii) extended the term of the DIP facility from June 19, 2006 to March 31, 2007; (iii) decreased the interest rate on the term loan component of the DIP facility from LIBOR plus 425 basis points to LIBOR plus 350 basis points; (iv) increased certain thresholds allowing the Debtors to retain more of the proceeds from certain dispositions and other extraordinary receipts;
(v) approved the disposition of certain assets of the Debtors; (vi) allowed refinancing of, and certain amendments to, Solutia Europe S.A./N.V.'s outstanding Euronotes; and (vii) amended certain financial and other covenants. The fourth amendment also contains a number of other modifications required to make the remaining terms of the DIP facility consistent with the amendments set forth above.

      As a consequence of the Chapter 11 filing, pending litigation against Solutia is generally stayed, and no party may take any action to collect its pre-petition claims except pursuant to order of the Bankruptcy Court. November 30, 2004 was the last date by which holders of pre-filing date claims against the Debtors could file such claims. Any holder of a claim that was required to file such claim by November 30, 2004, and did not do so may be barred from asserting such claim against the Debtors and, accordingly, may not be able to participate in any distribution on account of such claim. Differences between claim amounts identified by the Debtors and claims filed by claimants will be investigated and resolved in connection with the Debtors' claims resolution process, and only holders of claims that are ultimately allowed for purposes of the Chapter 11 case will be entitled to distributions. Solutia has not yet fully completed its analysis of all the proofs of claim. Since the settlement terms of allowed claims are subject to a confirmed plan of reorganization, the ultimate distribution with respect to allowed claims is not presently ascertainable.

      On February 14, 2006, the Debtors filed with the Bankruptcy Court their Joint Plan of Reorganization (the "Plan") and Disclosure Statement (the "Disclosure Statement"). The Plan and Disclosure Statement along with the Relationship Agreement (as defined below) and the Retiree Settlement Agreement, entered into among Solutia, the Official Committee of Unsecured Creditors (the "Unsecured Creditors' Committee") and Official Committee of Retirees appointed in the Debtors' Chapter 11 Cases (the "Retirees' Committee"), Monsanto Company ("Monsanto"), certain retirees and the other parties thereto (the "Retiree Settlement"), set forth the terms of a global settlement (the "Global Settlement") between Solutia, the Unsecured Creditors' Committee, the Retirees' Committee, Monsanto and Pharmacia. The Global Settlement provides for, among other things, the reallocation of certain Legacy Liabilities among Solutia, Monsanto and Pharmacia and the treatment various constituencies in the Chapter 11 Cases will receive under the Plan. The Disclosure Statement contains a description of the events that led up to the Debtors' bankruptcy filings, the actions the Debtors have taken to improve their financial situation while in bankruptcy and a current description of the Debtors' businesses. The reallocation of liabilities between Solutia and Monsanto is set forth in a Relationship Agreement (the "Relationship Agreement") to be entered into between Solutia and Monsanto upon confirmation of the Plan. The Relationship Agreement was filed with the Bankruptcy Court on February 14, 2006 as an exhibit to the Plan.

      Solutia also issued a press release on February 14, 2006 announcing the filing of the Plan and Disclosure Statement with the Bankruptcy Court. The press release was furnished to the Securities and Exchange Commission in a Form 8-K filed on February 14, 2006. The Plan, including the Relationship Agreement and Retiree Settlement Agreement, and the Disclosure Statement were furnished as exhibits to a Form 8-K filed on February 21, 2006.

      The Plan, which incorporates the Relationship Agreement and Retiree Settlement, is subject to approval by the Bankruptcy Court in accordance with the Bankruptcy Code as well as various other conditions and contingencies, some of which are not within the control of Solutia, and therefore are subject to change and are not binding upon any party. The Disclosure Statement remains subject to change pending a hearing in the Bankruptcy Court to consider the legal adequacy of the Disclosure Statement. Once the Disclosure Statement is approved by the Bankruptcy Court, it will be distributed to all constituencies entitled to vote on the Plan. Solutia cannot provide any assurance that any plan of reorganization ultimately confirmed by the Bankruptcy Court, or any disclosure statement ultimately approved by the Bankruptcy Court, will be consistent with the terms of the Plan and Disclosure Statement. The previously scheduled Disclosure Statement hearing has been cancelled and based on comments from the Bankruptcy Court, Solutia anticipates that a hearing on the Disclosure Statement will not take place until after the Bankruptcy Court makes a ruling in the JPM Proceeding.

      If confirmed, the Plan will provide Solutia with significant relief from the Legacy Liabilities Solutia was required to assume in the Solutia Spinoff. These Legacy Liabilities included: (1) retiree medical, retiree life insurance and retiree disability benefits ("Retiree Welfare Benefits") for those individuals who retired or became disabled prior to the Solutia Spinoff ("Pre-Spin Retirees"); (2) environmental remediation costs related to activities of the chemicals business of Pharmacia that occurred prior to the Solutia Spinoff; and (3) toxic tort litigation costs relating to chemical exposure associated with the activities of Pharmacia that occurred prior to the Solutia Spinoff.

      Under the Plan, Solutia would emerge from bankruptcy as an independent publicly held company ("reorganized Solutia"). The Plan provides for $250 million of new investment in reorganized Solutia. This new investment will be in the form of a rights offering to certain unsecured creditors, who will be given the opportunity to purchase 22.7 percent of the common stock in reorganized Solutia. Monsanto will backstop the rights offering, meaning it will commit to purchase up to the entire $250 million of stock, to the extent the stock is not purchased by eligible unsecured creditors in the rights offering.

      Of this $250 million new investment, $175 million would be set aside in a Voluntary Employees' Beneficiary Association ("VEBA") Retiree Trust to fund the Retiree Welfare Benefits for those Pre-Spin Retirees who receive these benefits from Solutia, and $50 million would be used to fund reorganized Solutia's environmental remediation commitments in Anniston, Alabama and Sauget, Illinois, as described below. The remaining $25 million would be available for reorganized Solutia to pay any of the Legacy Liabilities that it is retaining.

      Under the Plan and Relationship Agreement, as between Monsanto and Solutia, Monsanto would be responsible, with certain exceptions, for all current and future tort litigation costs arising from the conduct of Pharmacia's chemical business prior to the Solutia Spinoff, including litigation arising from exposure to polychlorinated biphenyls ("PCBs") and other chemicals. In addition, Monsanto would accept financial responsibility for environmental remediation obligations at all sites for which Solutia was required to assume responsibility as part of the Solutia Spinoff but which were never owned or operated by Solutia. These include more than 50 sites with active remediation projects and approximately 200 additional known sites and off-site disposal facilities, as well as sites that have not yet been identified. Finally, Monsanto would share financial responsibility with Solutia for off-site remediation costs in Anniston, Alabama and Sauget, Illinois. Under this cost-sharing mechanism, the first $50 million would be paid from the proceeds of the rights offering (as described above), Monsanto would pay the next $50 million (less amounts it has paid for remediation at these sites during the Chapter 11 Cases, which totaled over $30 million as of January 31, 2006), Solutia would be responsible for the next $325 million in costs, and any further costs would be shared equally between Solutia and Monsanto. Under certain circumstances, Solutia would be able to defer paying a portion of its shared responsibility with respect to the Anniston and Sauget sites in excess of $30 million in any calendar year, up to $25 million in the aggregate. Any deferred amounts would be paid by Monsanto, but subject to repayment by Solutia at a later date. The Plan and Relationship Agreement provide that Solutia will continue to pay its annual installment and education fund obligations relating to the August 2003 Anniston PCBs settlement and education fund obligations relating to the Anniston Partial Consent Decree.

      The Plan incorporates the terms of the Retiree Settlement Agreement, which was negotiated with the Retirees' Committee, which represents more than 23,000 former employees of Pharmacia and Solutia and their dependents. Although the Retiree Settlement Agreement includes benefit modifications, the Plan, through the $175 million from the rights offering that will be allocated to the VEBA Trust, provides significant current funding which will greatly improve Solutia's ability to meet these benefit obligations going forward. Under the Retiree Settlement Agreement, retirees will retain certain company-provided medical benefits, although the cost to retirees for such benefits will increase. Many retirees will retain their company-provided life insurance benefits, although some will experience a reduction in the benefit provided. The Retiree Settlement Agreement also maintains Solutia's rights according to a separate 2001 settlement and a post-settlement retiree medical plan, under which Solutia intends to make certain changes on or after the effective date of the Plan, including the elimination of company-provided medical benefits for certain groups of retirees that also are eligible for Medicare coverage.

      In consideration of the benefit modifications being accepted by retirees pursuant to the Retiree Settlement Agreement, the Plan contemplates that the retirees would receive an allowed unsecured claim in the aggregate amount of $35 million in Solutia's bankruptcy case. The common stock in reorganized Solutia received on account of this claim would be deposited in the VEBA Trust and used to pay Retiree Welfare Benefits. This deposit would be in addition to the $175 million that would be contributed to the VEBA Trust from the proceeds of the rights offering. The VEBA Trust would be a bankruptcy-remote entity and would be managed by an independent trustee.

      The Plan also provides for the assumption and extension of certain commercial and operating agreements between Solutia and Monsanto. The Plan seeks a release for Monsanto and Pharmacia from certain pre-Solutia Spinoff liabilities, including those related to Retiree Welfare Benefits.

      In the Disclosure Statement, Solutia estimated that the amount of allowed general unsecured claims in its Chapter 11 case will be approximately $800 million to $1 billion, the enterprise value of reorganized Solutia will be approximately $2 billion to $2.3 billion and the reorganization equity value of reorganized Solutia will be approximately $700 million to $1.1 billion. However, these amounts are estimates and it is possible that the actual general unsecured claims pool, enterprise value and equity value of reorganized Solutia will be outside of these estimated ranges.

      The Plan contains details regarding how the claims of each class of creditors and interest holders will be treated. The Plan provides for repayment of Solutia's secured debt and debtor-in-possession financing from an exit financing package to be arranged by Solutia and does not require termination of Solutia's pension plans. In consideration for its contributions under the Plan, resolution of its claim in the Chapter 11 Cases and the settlement of ongoing and potential litigation, among other things, Monsanto would receive common stock in reorganized Solutia. If Monsanto is required to make the full new money investment under the rights offering, Monsanto's equity interest in reorganized Solutia is expected to range from approximately 45 percent to 49 percent, depending on the actual amount of allowed general unsecured claims. The holders of allowed general unsecured claims would receive the remainder of the common stock in reorganized Solutia, as described below.

      Based on the mid-point of the equity value of reorganized Solutia described above, the Plan provides for distributions of common stock in reorganized Solutia to holders of allowed unsecured claims in an amount estimated at between 48 percent and 56 percent of their allowed claims. However, this is only an estimated range of recoveries. Solutia is unable to predict precisely what recovery the Plan will provide to these holders of unsecured claims or how any potential modifications to the Plan will impact these recoveries. Therefore, actual recoveries may be materially different from these estimates. Furthermore, the equity interests received by holders of allowed unsecured claims will be subject to dilution as a result of the incentive stock option plan that is expected to be adopted by Solutia pursuant to the Plan. The ultimate ownership interests in reorganized Solutia held by Monsanto and other holders of unsecured claims will depend on, among other factors, the amount of allowed unsecured claims in the bankruptcy case and the number of rights exercised by unsecured creditors in the rights offering.

      The Plan does not provide for distributions to the holders of Solutia's existing equity. Under the Plan, Solutia's existing shares of common stock, as well as options and warrants to purchase its common stock, would be cancelled and holders of Solutia's common stock, including options and warrants to purchase Solutia's common stock, would receive no consideration for that stock or those options and warrants. Although the Plan does not provide for any distributions to holders of Solutia's existing equity, the Official Committee of Equity Security Holders in Solutia's bankruptcy case has filed a complaint against Pharmacia and Monsanto, and an objection to the proofs of claim filed by Monsanto and Pharmacia in Solutia's bankruptcy, arguing that holders of Solutia's existing equity are entitled to distribution on the basis of several legal theories.

      In order to exit Chapter 11, Solutia must propose and confirm a plan of reorganization that satisfies the requirements of the U.S. Bankruptcy Code. As provided by the U.S. Bankruptcy Code, Solutia had the exclusive right to propose a plan of reorganization for 120 days following the Chapter 11 filing date. The Bankruptcy Court has subsequently approved several extensions of the exclusivity period, the most recent of which is set to expire on October 10, 2006. Although Solutia expects to receive further extensions of the exclusivity period, no assurance can be given that any such future extension requests will be granted by the Bankruptcy Court. Moreover, although Solutia has filed the Plan which provides for Solutia's emergence from bankruptcy as a going concern, there can be no assurance that the Plan, or any other plan of reorganization, will be confirmed by the Bankruptcy Court or that any such plan will be implemented successfully.

Basis of Consolidation

      The consolidated financial statements of the Solutia Group include the accounts of Solutia Inc. and its majority-owned U.S. and non-U.S. subsidiaries. The non-U.S. subsidiaries did not commence Chapter 11 cases. The consolidated financial statements of the Solutia Chapter 11 Debtors include the accounts of Solutia Inc. and its majority-owned U.S. subsidiaries, with investments in non-U.S. subsidiaries accounted for on the cost basis. In each case, all significant intercompany transactions and balances have been eliminated in consolidation. Companies in which Solutia has a significant interest but not a controlling interest are accounted for under the equity method of accounting and included in investments in subsidiaries and affiliates in the statement of consolidated financial position. Solutia's proportionate share of these companies' net earnings or losses is reflected in equity earnings (loss) from affiliates in the consolidated statement of operations. In accordance with Financial Accounting Standards Board Interpretation No. 46, Consolidation of Variable Interest Entities, variable interest entities in which Solutia is the primary beneficiary are consolidated within the consolidated financial statements.

      Certain information and footnote disclosures normally included in financial statements prepared in accordance with generally accepted accounting principles in the United States of America have been condensed or omitted for purposes of this Operating Report. The consolidated statement of operations for any interim period is not necessarily indicative of the results that may be expected for a quarter, full year, or any future interim period.

Liquidity

      At June 30, 2006, total liquidity for the Solutia Group was approximately $350 million, consisting of $265 million of cash and DIP facility availability of $85 million. At June 30, 2006, total liquidity for the Solutia Chapter 11 Debtors was approximately $241 million, consisting of $156 million of cash and DIP facility availability of $85 million.

2. SIGNIFICANT ACCOUNTING POLICIES

      The significant accounting policies are consistent with those listed in the Company's 2005 Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 15, 2006.

3. SUPPLEMENTAL INFORMATION - RESTRUCTURING EXPENSES AND OTHER UNUSUAL ITEMS

Month Ended June 30, 2006
-------------------------

      Restructuring expenses and other unusual items included in the consolidated statement of operations and the statement of consolidated cash flows were approximately $19 million of net gain for the month ended June 30, 2006. These restructuring expenses and other unusual items consisted of a $20 million gain from the reversal of previously established litigation reserves, partially offset by $1 million of severance and retraining costs incurred from headcount reductions throughout the organization.

Six Months Ended June 30, 2006
------------------------------

      Restructuring expenses and other unusual items included in the consolidated statement of operations and the statement of consolidated cash flows were approximately $1 million of net gain for the six months ended June 30, 2006. These restructuring expenses and other unusual items consisted of
(i) a $20 million gain from the reversal of previously established litigation reserves; (ii) an environmental charge of approximately $9 million that was precipitated by the notification by a third-party of its intent to terminate a tolling agreement at one of Solutia's facilities outside the U.S. that will likely result in the cessation of operations at that site; (iii) a charge of $9 million associated with the March 2006 DIP amendment that resulted from the write-off of debt issuance costs and to record the DIP facility as modified at its fair value; and (iv) $1 million of severance and retraining costs incurred from headcount reductions throughout the organization.

4. SUPPLEMENTAL INFORMATION - YEAR-TO-DATE RESULTS OF OPERATIONS

      Solutia's results of operations for the six months ended June 30, 2006 were unfavorably impacted by higher charges (as described in Note 3 above), unfavorable manufacturing variances and higher overall raw material and energy costs. The unfavorable manufacturing costs were precipitated by a manufacturing interruption incurred at the Alvin, Texas facility, resulting in a significant turnaround being accelerated in its timing, as well as extended in its duration. Net sales in the six months ended June 30, 2006 remained consistent with the comparable period in 2005 consisting of higher average selling prices of approximately 6 percent offset by lower sales volumes of approximately 5 percent and unfavorable currency exchange rate fluctuations of approximately 1 percent. The lower sales volumes were largely precipitated by portfolio changes made in 2005 when Solutia exited certain unprofitable businesses.

5. SUPPLEMENTAL INFORMATION - DISCONTINUED OPERATIONS

      Income from discontinued operations consists of the results of Solutia's pharmaceutical services business. On May 23, 2006, Solutia's wholly-owned subsidiary, Solutia Europe S.A./N.V. ("SESA") agreed to sell its pharmaceutical services business to Dishman Pharmaceuticals & Chemicals Ltd. ("Dishman"). The transaction is anticipated to close in the third quarter 2006. Included in the results of discontinued operations in the one month and six month periods ended June 30, 2006 was a tax gain of $5 million for the reversal of a valuation allowance previously established for the potential inability to fully utilize net operating losses from the CarboGen subsidiary of the pharmaceutical services business. However, independent of the aforementioned sales transaction, the CarboGen and AMCIS subsidiaries of the pharmaceutical services business were merged into one legal entity in the second quarter 2006 with the current assumption of the net operating losses from CarboGen being able to be fully utilized in the future as part of the combined entity.

      As the transaction is expected to close in the third quarter 2006, the assets and liabilities of the discontinued operations have been classified as current in the Statement of Consolidated Financial Position at June 30, 2006.

                                     SOLUTIA INC., ET. AL.,
                         Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                     (Debtors in Possession)

                                   SOLUTIA CHAPTER 11 DEBTORS
             SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                                    MONTH ENDED JUNE 30, 2006


                                             PRE-PETITION      POST-PETITION         TOTAL
                                                AMOUNT             AMOUNT            AMOUNT
                                           ----------------   ----------------   ---------------
1.   GROSS SALARIES AND WAGES                         --        20,248,125.79     20,248,125.79

2.   PAYROLL TAXES WITHHELD                           --         4,943,442.15      4,943,442.15

3.   EMPLOYER PAYROLL TAX CONTRIBUTED                 --         1,555,225.36      1,555,225.36

4.   GROSS TAXABLE SALES                              --         2,566,542.95      2,566,542.95

5.   SALES TAXES COLLECTED / USE TAX PAID             --           433,279.23        433,279.23

6.   PROPERTY TAXES PAID                              --         1,899,827.98      1,899,827.98

7.   OTHER TAXES PAID                                 --           194,460.89        194,460.89

                                                 SOLUTIA INC., ET. AL.,
                                    Case Nos. 03-17948 (PCB) through 03-17962 (PCB)
                                                (Debtors in Possession)

                                               SOLUTIA CHAPTER 11 DEBTORS
                         SCHEDULE OF FEDERAL, STATE AND LOCAL TAXES COLLECTED, WITHHELD OR PAID
                                               MONTH ENDED JUNE 30, 2006

DATES AND AMOUNTS PAID TO TAXING AGENCIES (ITEMS 2, 3, 5, 6, 7)

                                     PRE-PETITION   POST-PETITION       TOTAL                                     ITEM
     DEBTOR ENTITY          DATE        AMOUNT          AMOUNT          AMOUNT             TYPE OF TAX           NUMBER
-----------------------------------------------------------------------------------------------------------------------
Solutia Inc.              06/02/06           --       134,971.80       134,971.80     Employee Payroll Taxes        2
Solutia Inc.              06/06/06           --           957.45           957.45     Employee Payroll Taxes        2
Solutia Inc.              06/07/06           --        95,973.94        95,973.94     Employee Payroll Taxes        2
Solutia Inc.              06/08/06           --       218,849.47       218,849.47     Employee Payroll Taxes        2
Solutia Inc.              06/09/06           --       290,807.61       290,807.61     Employee Payroll Taxes        2
Solutia Inc.              06/14/06           --        88,559.92        88,559.92     Employee Payroll Taxes        2
Solutia Inc.              06/15/06           --     1,605,641.92     1,605,641.92     Employee Payroll Taxes        2
Solutia Inc.              06/21/06           --        82,028.10        82,028.10     Employee Payroll Taxes        2
Solutia Inc.              06/22/06           --       208,227.13       208,227.13     Employee Payroll Taxes        2
Solutia Inc.              06/23/06           --       155,866.19       155,866.19     Employee Payroll Taxes        2
Solutia Inc.              06/28/06           --        89,055.31        89,055.31     Employee Payroll Taxes        2
Solutia Inc.              06/29/06           --        80,242.74        80,242.74     Employee Payroll Taxes        2
Solutia Inc.              06/30/06           --     1,669,940.22     1,669,940.22     Employee Payroll Taxes        2
Solutia Inc.              06/02/06           --        32,580.55        32,580.55     Employer Payroll Taxes        3
Solutia Inc.              06/06/06           --           224.33           224.33     Employer Payroll Taxes        3
Solutia Inc.              06/07/06           --        27,937.61        27,937.61     Employer Payroll Taxes        3
Solutia Inc.              06/08/06           --        70,328.42        70,328.42     Employer Payroll Taxes        3
Solutia Inc.              06/09/06           --        61,132.90        61,132.90     Employer Payroll Taxes        3
Solutia Inc.              06/14/06           --        26,126.41        26,126.41     Employer Payroll Taxes        3
Solutia Inc.              06/15/06           --       547,681.84       547,681.84     Employer Payroll Taxes        3
Solutia Inc.              06/21/06           --        24,712.20        24,712.20     Employer Payroll Taxes        3
Solutia Inc.              06/22/06           --        67,674.55        67,674.55     Employer Payroll Taxes        3
Solutia Inc.              06/23/06           --        35,409.53        35,409.53     Employer Payroll Taxes        3
Solutia Inc.              06/28/06           --        26,398.91        26,398.91     Employer Payroll Taxes        3
Solutia Inc.              06/29/06           --        23,740.36        23,740.36     Employer Payroll Taxes        3
Solutia Inc.              06/30/06           --       556,731.41       556,731.41     Employer Payroll Taxes        3
Solutia Inc.              06/19/06           --       364,558.00       364,558.00     Sale/Use Tax                  5
CPFilms Inc.              06/30/06           --        63,805.93        63,805.93     Sales                         5
CPFilms Inc.              06/30/06           --         4,915.30         4,915.30     Use                           5
Solutia Inc.              06/29/06           --     1,899,827.98     1,899,827.98     Property Tax                  6
Solutia Inc.              06/26/06           --        59,500.00        59,500.00     Business License              7
Solutia Inc.              06/30/06           --           275.00           275.00     Annual Report                 7
Solutia Inc.              06/20/06           --         3,685.89         3,685.89     Annual Report                 7
Solutia Systems, Inc.     06/15/06           --        22,000.00        22,000.00     Other - Income                7
CPFilms Inc.              06/15/06           --        47,000.00        47,000.00     Other - Income                7
CPFilms Inc.              06/30/06           --        62,000.00        62,000.00     Other - Income                7